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EXHIBIT 5
Opinion Re: legality



                  [GARY STEVEN FINDLEY & ASSOCIATES LETTERHEAD]



                                 October 9, 2001

Hemet Bancorp
3715 Sunnyside Drive
Riverside, California 92506

Re:     Registration Statement on Form S-4

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 873,770 shares of your common stock, no par value (the "Bancorp common stock"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Bancorp common stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Bancorp common stock, the Bancorp common stock, will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.

                                            Respectfully submitted,

                                            GARY STEVEN FINDLEY & ASSOCIATES

                                      By:   /s/ Gary Steven Findley

                                            Gary Steven Findley
                                            Attorney at Law